                                                                   EXHIBIT 99(b)


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 11-K



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                       OR

             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          FOR THE TRANSITION PERIOD FROM ____________ TO _____________

                          COMMISSION FILE NUMBER 1-9148




            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY
                            (FULL TITLE OF THE PLAN)




                              THE PITTSTON COMPANY
          (NAME OF THE ISSUER OF SECURITIES HELD PURSUANT TO THE PLAN)


         P.O. BOX 4229
   1000 VIRGINIA CENTER PKWY.
       RICHMOND, VIRGINIA                               23058-4229
 (ADDRESS OF ISSUER'S PRINCIPAL                         (ZIP CODE)
       EXECUTIVE OFFICES)

                          INDEPENDENT AUDITORS' REPORT




The Participants of the 1994 Employee Stock
  Purchase Plan of The Pittston Company:

We have audited the accompanying statements of financial condition of the 1994 Employee Stock Purchase Plan of The Pittston Company (the "Plan") as of December 31, 1999 and 1998, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the 1994 Employee Stock Purchase Plan of The Pittston Company as of December 31, 1999 and 1998, and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles.




KPMG LLP
Richmond, Virginia


March 4, 2000

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 1999

----------------------------------------------------------------------------------------
                                        Pittston       Pittston        Pittston
                                   Brink's Group      BAX Group  Minerals Group
                                    Common Stock   Common Stock    Common Stock  Total
----------------------------------------------------------------------------------------
ASSETS:
Common stock, at
  market value (Note 2)                $2,190,034    1,088,839      343,540    3,622,413
Contributions receivable
  from The Pittston Company (Note 5)      472,109      311,555      105,626      889,290
----------------------------------------------------------------------------------------
Total assets                           $2,662,143    1,400,394      449,166    4,511,703
========================================================================================

LIABILITIES AND PLAN EQUITY:
Payable to plan participants           $   61,574       16,155       10,481       88,210
Plan equity                             2,600,569    1,384,239      438,685    4,423,493
----------------------------------------------------------------------------------------
Total liabilities and plan equity      $2,662,143    1,400,394      449,166    4,511,703
========================================================================================


See accompanying notes to financial statements.

                                       X
                                       3

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 1998

---------------------------------------------------------------------------------------
                                        Pittston       Pittston        Pittston
                                   Brink's Group      BAX Group  Minerals Group
                                    Common Stock   Common Stock    Common Stock  Total
---------------------------------------------------------------------------------------
ASSETS:
Common stock, at
 market value (Note 2)                $ 2,922,013      761,072      225,749   3,908,834
Contributions receivable
 from The Pittston Company (Note 5)       587,550      253,625      152,916     994,091
---------------------------------------------------------------------------------------
Total assets                           $3,509,563    1,014,697      378,665   4,902,925
=======================================================================================

LIABILITIES AND PLAN EQUITY:
Payable to plan participants          $    45,128       11,637        3,252      60,017
Plan equity                             3,464,435    1,003,060      375,413   4,842,908
---------------------------------------------------------------------------------------
Total liabilities and plan equity     $ 3,509,563    1,014,697      378,665   4,902,925
=======================================================================================

See accompanying notes to financial statements.

                                       X
                                       4

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          YEAR ENDED DECEMBER 31, 1999


----------------------------------------------------------------------------------------------------------
                                                   Pittston       Pittston        Pittston
                                              Brink's Group       BAX Group   Minerals Group
                                               Common Stock     Common Stock    Common Stock     Total
----------------------------------------------------------------------------------------------------------

INCOME:
Participant contributions                        $   967,713        611,808        223,130      1,802,651
Dividend income                                       10,562         23,440          4,229         38,231
Unrealized appreciation (depreciation)
  on common stock (Note 3)                          (978,878)       179,347        133,241       (666,290)
Realized gain (loss) on distributions (Note 4)        71,462       (113,679)      (192,230)      (234,447)
---------------------------------------------------------------------------------------------------------
                                                      70,859        700,916        168,370        940,145
---------------------------------------------------------------------------------------------------------
WITHDRAWALS:
Distribution to Plan participants,
  at market value                                    934,725        319,737        105,098      1,359,560
---------------------------------------------------------------------------------------------------------
(Decrease) increase in Plan equity                  (863,866)       381,179         63,272       (419,415)
Plan equity-beginning of year                      3,464,435      1,003,060        375,413      4,842,908
---------------------------------------------------------------------------------------------------------
Plan equity-end of year                          $ 2,600,569      1,384,239        438,685      4,423,493
---------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

                                       X
                                       5

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          YEAR ENDED DECEMBER 31, 1998


-------------------------------------------------------------------------------------------------------------
                                                    Pittston        Pittston          Pittston
                                               Brink's Group       BAX Group    Minerals Group
                                                Common Stock    Common Stock      Common Stock          Total
-------------------------------------------------------------------------------------------------------------
INCOME:
Participant contributions                        $ 1,176,123        524,244            315,655      2,016,022
Dividend income                                        9,422         15,613             21,906         46,941
Unrealized depreciation
  on common stock (Note 3)                          (839,160)      (894,615)          (357,251)    (2,091,026)
Realized gain (loss) on distributions (Note 4)       465,480          7,165            (90,864)       381,781
-------------------------------------------------------------------------------------------------------------
                                                     811,865       (347,593)          (110,554)       353,718
-------------------------------------------------------------------------------------------------------------
WITHDRAWALS:
Distribution to Plan participants,
  at market value                                  1,017,823        286,545            152,404      1,456,772
-------------------------------------------------------------------------------------------------------------
Decrease in Plan equity                             (205,958)      (634,138)          (262,958)    (1,103,054)
Plan equity-beginning of year                      3,670,393      1,637,198            638,371      5,945,962
-------------------------------------------------------------------------------------------------------------
Plan equity-end of year                          $ 3,464,435      1,003,060            375,413      4,842,908
-------------------------------------------------------------------------------------------------------------



See accompanying notes to financial statements.

                                       X
                                       6

            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY

                          YEAR ENDED DECEMBER 31, 1997



-----------------------------------------------------------------------------------------------------------------------------
                                                     Pittston             Pittston               Pittston
                                                Brink's Group            BAX Group         Minerals Group
                                                 Common Stock         Common Stock           Common Stock            Total
-----------------------------------------------------------------------------------------------------------------------------
INCOME:
Participant contributions                          $1,074,916              559,881                349,927        1,984,724
Dividend income                                         8,715               12,777                 42,071           63,563
Unrealized appreciation (depreciation)
  on common stock (Note 3)                            887,903              305,630               (462,445)         731,088
Realized gain (loss) on distributions (Note 4)        798,646              286,224                (60,371)       1,024,499
-----------------------------------------------------------------------------------------------------------------------------
                                                    2,770,180            1,164,512               (130,818)       3,803,874
-----------------------------------------------------------------------------------------------------------------------------
WITHDRAWALS:
Distribution to Plan participants,
  at market value                                   1,446,889              606,425                158,767        2,212,081
-----------------------------------------------------------------------------------------------------------------------------
Increase (decrease) in Plan equity                  1,323,291              558,087               (289,585)       1,591,793
Plan equity-beginning of year                       2,347,102            1,079,111                927,956        4,354,169
-----------------------------------------------------------------------------------------------------------------------------
Plan equity-end of year                            $3,670,393            1,637,198                638,371        5,945,962
-----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.


                                       X
                                       7






            1994 EMPLOYEE STOCK PURCHASE PLAN OF THE PITTSTON COMPANY

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998


1.   SUMMARY OF PLAN AND SIGNIFICANT ACCOUNTING POLICIES

The following description of the 1994 Employee Stock Purchase Plan of the Pittston Company (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions. The Plan is an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended, covering all eligible employees of The Pittston Company and its subsidiaries
(the "Company"). The Plan years begin on January 1 and end on December 31.

Participant contributions can be used to purchase Brink's Group Common Stock
("Brink's Stock"), BAX Group Common Stock ("BAX Stock"), Minerals Group Common
Stock ("Minerals Stock"), or a combination, as elected by the participant. For each of the Plan years, the purchase price for each share of common stock to be purchased under the Plan is the lesser of 85% of the Fair Market Value (as defined) of such share on either (a) the first date of each six-month period commencing on each July 1 or January 1 (the "Offering Date") or (b) the last day of each six-month period from an Offering Date (the "Purchase Date"). The Fair
Market Value with respect to shares of any class of common stock is generally defined as the average of the high and low quoted sales price of a share of such stock on the applicable date as reported on the New York Stock Exchange
Composite Transaction Tape.

The maximum number of shares of common stock which may be issued or allocated pursuant to the Plan is 750,000 shares of Brink's Stock, 375,000 shares of BAX
Stock and 650,000 shares of Minerals Stock.

Effective May 4, 1998, the designation of Pittston Burlington Group Common Stock and the name of the Pittston Burlington Group were changed to Pittston BAX Group
Common Stock and Pittston BAX Group, respectively. All rights and privileges of the holders of such Stock are otherwise unaffected by such changes.

ELIGIBILITY

Generally, any employee of The Pittston Company or a designated subsidiary (a
"Subsidiary") (a) whose date of hire was at least six months prior to the commencement of the six-month period from an Offering Date to and including the next following Purchase Date (the "Offering Period") and (b) who is customarily employed for at least 20 hours per week and at least five months in a calendar year is eligible to participate in the Plan; provided, however, that in the case of an employee who is covered by a collective bargaining agreement, he or she shall not be considered an eligible employee unless and until the labor organization representing such individual has accepted the Plan on behalf of the employees in the collective bargaining unit. Any such employee shall continue to be an eligible employee during an approved leave of absence provided such employee's right to continue employment with The Pittston Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or a policy of The Pittston Company or a Subsidiary.

CONTRIBUTIONS


                                       X
                                       8







Participants can elect to contribute any whole percentage from 1% up to and including 10% of their annual base rate of pay, including commissions, but generally excluding overtime or premium pay. A participant may reduce (but not increase) the rate of payroll withholding during an Offering Period at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules. Each participant designates a percentage in multiples of 10% of the amounts withheld during an Offering Period that is to be used to purchase Brink's Stock, BAX Stock or Minerals Stock;
provided, however, that 100% of the amount withheld is allocated among the three classes of common stock. In the event a participant elects to reduce the rate of payroll withholding during an Offering Period, such reduction shall be applied ratably to the allocation of his or her withheld amounts among the three classes of common stock. During an Offering Period, a participant may not change the allocation of his or her withholdings for such Offering Period although such allocation may be changed for any subsequent Offering Period. A participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of one full Offering Period (following cessation of participation).

No participant shall have a right to purchase shares of any class of common stock if (a) immediately after electing to purchase such shares, such participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of stock of The Pittston Company or of any Subsidiary, or (b) the rights of such participant to purchase common stock under the Plan would accrue at a rate that exceeds $15,000 of Fair Market Value of such common stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time.

DISTRIBUTION

A participant may elect, as of the first day of any calendar quarter, to have some or all of the full shares of any class of common stock purchased by the Plan on his or her behalf, registered in such individual's name. Shares of common stock purchased on behalf of a participant generally must be held by the Plan or participant for a period of at least six months from the date such shares of common stock are purchased. Shares registered in the name of a participant may not be conveyed, sold, transferred, encumbered or otherwise disposed of until the expiration of this six-month period without the prior written consent of the Company.

Should a participant elect to cease active participation in the Plan with respect to any or all of the three classes of common stock at any time up to the end of an Offering Period, all payroll deductions credited to such participant's plan account and allocated to the purchase of the class of common stock with respect to which the participant is ceasing participation shall be returned to such participant in cash, without interest, as promptly as practicable.

In the event of the termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain eligible under the terms of the Plan, all full shares of each class of common stock then held for his or her benefit shall be registered in such individual's name and an amount equal to the Fair Market Value (on the date of registration of full shares of common stock in the name of the participant) of any fractional share then held for the benefit of such participant shall be paid to such individual, in cash, as soon as administratively practicable, and such individual shall thereupon cease to own the right to any such fractional share.
Any amounts credited to such individual, prior to the last day of each six-month
Offering Period, shall be refunded, without interest, to such individual or, in the event of his or her death, to his or her legal representative.

TERMINATION

The Plan will remain in effect until June 30, 2002, unless extended pursuant to shareholder approval.

The Board of Directors of The Pittston Company may, at any time and from time to time, amend,


                                       X
                                       9







modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall: (a) increase the maximum number (determined as provided in the Plan) of shares of any class of common stock which may be issued pursuant to the Plan; (b) permit the issuance of any shares of any class of common stock at a purchase price less than that provided in the Plan as approved by the shareholders; (c) extend the term of the Plan; or (d) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" under the Code.

BASIS OF ACCOUNTING

The accompanying financial statements are prepared on the accrual basis of accounting.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

INVESTMENT VALUATION AND INCOME RECOGNITION

The investments in Brink's Stock, BAX Stock and Minerals Stock are valued at their quoted market price. Purchases and sales of stock are recorded on a trade-date basis. Dividends are recorded on the ex-dividend date.

WITHDRAWALS

Withdrawals are recognized when payable.

INCOME TAXES

The Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Plan is not qualified under Section 401(a) of the Code. Pursuant to Section 423 of the Code, no income (other than dividends) will be taxable to a participant until disposition of the shares purchased under the Plan. Upon the disposition of the shares, the participant will generally be subject to tax and the amount and character of the tax will depend upon the holding period.
Dividends received on shares held by the Plan on behalf of a participant are taxable to the participant as ordinary income. Therefore, the Plan does not provide for income taxes.

ADMINISTRATIVE COSTS

All administrative costs incurred by the Plan are paid by the Company.



                                       X
                                       10








2.   COMMON STOCK

At December 31, 1999, investments in the Plan consisted of 99,547 shares of Brink's Stock with a total cost of $2,309,137, 102,479 shares of BAX Stock with a total cost of $1,203,853 and 211,409 shares of Minerals Stock with a total cost of $753,878.

At December 31, 1998, investments in the Plan consisted of 91,671 shares of Brink's Stock with a total cost of $2,062,238, 68,411 shares of BAX Stock with a total cost of $1,055,433 and 100,231 shares of Minerals Stock with a total cost of $769,328.

At December 31, 1999 and 1998, the Plan had a total of 1,659 and 1,520 participants, respectively. The cost values of investments under the Plan are calculated using an average cost methodology.

3.   UNREALIZED APPRECIATION (DEPRECIATION) ON COMMON STOCK

Changes in unrealized appreciation and depreciation on common stock of the Plan are as follows:



                                                        1999
-----------------------------------------------------------------------------------------------------------------------
                                             Pittston Brink's          Pittston BAX  Pittston Minerals
                                                 Group Common          Group Common       Group Common
                                                        Stock                 Stock              Stock         Total
-----------------------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation):
     Beginning of year                            $   859,775              (294,361)          (543,579)       21,835
     End of year                                     (119,103)             (115,014)          (410,338)     (644,455)
-----------------------------------------------------------------------------------------------------------------------
Change in unrealized
  appreciation (depreciation)                     $  (978,878)              179,347            133,241      (666,290)
-----------------------------------------------------------------------------------------------------------------------

                                                        1998
-----------------------------------------------------------------------------------------------------------------------
                                             Pittston Brink's          Pittston BAX  Pittston Minerals
                                                 Group Common          Group Common       Group Common
                                                        Stock                 Stock              Stock         Total
-----------------------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation):
     Beginning of year                            $ 1,698,935               600,254           (186,328)    2,112,861
     End of year                                      859,775              (294,361)          (543,579)       21,835
-----------------------------------------------------------------------------------------------------------------------
Change in unrealized
  appreciation (depreciation)                     $  (839,160)             (894,615)          (357,251)   (2,091,026)
-----------------------------------------------------------------------------------------------------------------------

                                                        1997
-----------------------------------------------------------------------------------------------------------------------
                                             Pittston Brink's          Pittston BAX  Pittston Minerals
                                                 Group Common          Group Common       Group Common
                                                        Stock                 Stock              Stock         Total
-----------------------------------------------------------------------------------------------------------------------
Unrealized appreciation (depreciation):
     Beginning of year                           $    811,032               294,624            276,117     1,381,773
     End of year                                    1,698,935               600,254           (186,328)    2,112,861
-----------------------------------------------------------------------------------------------------------------------
Change in unrealized
  appreciation (depreciation)                    $    887,903               305,630           (462,445)      731,088
-----------------------------------------------------------------------------------------------------------------------




                                       X
                                       11

4.   REALIZED GAIN (LOSS) ON DISTRIBUTIONS

The realized gain (loss) on distributions of common stock as a result of distributions to Plan participants is as follows:


                                                  1999
-----------------------------------------------------------------------------------------------------------------------
                                      Pittston Brink's            Pittston BAX     Pittston Minerals
                                          Group Common            Group Common          Group Common
                                                 Stock                   Stock                 Stock           Total
-----------------------------------------------------------------------------------------------------------------------
Value of shares distributed:
  Market value                              $  918,279                 315,219                97,869       1,331,367
  Cost basis                                   846,817                 428,898               290,099       1,565,814
-----------------------------------------------------------------------------------------------------------------------
Realized gain (loss) on distribution
  of shares to participants                 $   71,462                (113,679)             (192,230)       (234,447)
-----------------------------------------------------------------------------------------------------------------------


                                                  1998
-----------------------------------------------------------------------------------------------------------------------
                                      Pittston Brink's            Pittston BAX     Pittston Minerals
                                          Group Common            Group Common          Group Common
                                                 Stock                   Stock                 Stock           Total
-----------------------------------------------------------------------------------------------------------------------
Value of shares distributed:
  Market value                              $1,051,334                 317,982               160,046       1,529,362
  Cost basis                                   585,854                 310,817               250,910       1,147,581
-----------------------------------------------------------------------------------------------------------------------
Realized gain (loss) on distribution
  of shares to participants                 $  465,480                   7,165               (90,864)        381,781
-----------------------------------------------------------------------------------------------------------------------

                                                  1997
-----------------------------------------------------------------------------------------------------------------------
                                      Pittston Brink's            Pittston BAX     Pittston Minerals
                                          Group Common            Group Common          Group Common
                                                 Stock                   Stock                 Stock           Total
-----------------------------------------------------------------------------------------------------------------------
Value of shares distributed:
  Market value                              $1,526,632                 635,403               236,022       2,398,057
  Cost basis                                   727,986                 349,179               296,393       1,373,558
-----------------------------------------------------------------------------------------------------------------------
Realized gain (loss) on distribution
  of shares to participants                 $  798,646                 286,224               (60,371)      1,024,499
-----------------------------------------------------------------------------------------------------------------------


Participant withdrawals for the year ended December 31, 1999 consisted of 36,466 shares of Brink's Stock, 33,263 shares of BAX Stock and 63,320 shares of Minerals Stock.

Participant withdrawals for the year ended December 31, 1998 consisted of 28,085 shares of Brink's Stock, 19,337 shares of BAX Stock and 28,805 shares of Minerals Stock.

Participant withdrawals for the year ended December 31, 1997 consisted of 39,340 shares of Brink's Stock, 23,684 shares of BAX Stock and 28,266 shares of Minerals Stock.

5.   SUBSEQUENT EVENTS

On December 6, 1999, the Company announced that its Board of Directors approved the elimination of the tracking stock capital structure by an exchange of all outstanding shares of BAX Stock and Minerals Stock for shares of Brink's Stock (the "Exchange"). The Exchange took place on January 14, 2000 (the "Exchange Date"). On the Exchange Date, holders of BAX Stock received 0.4848 shares of Brink's Stock for each share of their BAX Stock; and holders of their Minerals Stock received 0.0817 shares of Brink's Stock for each share of Minerals Stock. The exchange ratios for the BAX Stock and


                                       X
                                       12
the Minerals Stock were calculated pursuant to the formula fixed and approved by shareholders of the Company at the creation of the three classes of tracking stock in 1993 and 1996. The formula provides that shareholders of BAX Stock and Minerals Stock are entitled to receive Brink's Stock with a Fair Market Value equal to 115% of the Fair Market Value of BAX Stock and Minerals Stock, as applicable. The "Fair Market Value" of each class of common stock was determined by taking the average of the closing prices of that class of common stock on the New York Stock Exchange for the 10 trading days beginning 30 business days prior to the first public announcement of the exchange proposal, which occurred on December 6, 1999. From and after the Exchange Date, Brink's Stock is the only outstanding class of common stock of the Company and continues to trade under the symbol "PZB". Shares of Brink's Stock after the Exchange are referred to as "Pittston Common Stock."

Pursuant to the Exchange, the Plan was amended such to provide that all future issues or allocations to the Plan would be made solely in Pittston Common Stock and that all stock held in the Plan would be converted to shares of Pittston Common Stock. On the Exchange Date, a total of 102,479 shares of BAX Stock and a total of 211,409 shares of Minerals Stock, were converted to 49,681 and 17,272, shares, respectively, of Pittston Common Stock. The maximum number of shares of Pittston Common Stock which may be issued or allocated pursuant to the Plan is 984,905.

Effective January 1, 2000, the Plan was amended to (i) add a requirement that the amount withheld by a participant during an Offering Period may not exceed 50% of such participant's Compensation determined on the Offering Date, and
(ii) increase a participant's right to purchase Pittston Common Stock under the Plan at a rate not to exceed $25,000 of Fair Market Value of such shares during each calendar year.

In February 2000, the Plan purchased 50,673 shares of Pittston Common Stock from The Pittston Employee Benefits Trust at a weighted average share price of $17.55 to satisfy participant contributions made for the last six months of the Plan year ended December 31, 1999.



                                       X
                                       13

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           1994 Employee Stock Purchase Plan
                                                of The Pittston Company
                                           ----------------------------------
                                                     (Name of Plan)





                                                    /s/ Frank T. Lennon
                                           ----------------------------------
                                                     (Frank T. Lennon
                                             Vice President - Human Resources
                                                    and Administration)



March 20, 2000




                                       X
                                       14

                         CONSENT OF INDEPENDENT AUDITORS



The Participants of the 1994 Employee Stock
  Purchase Plan of The Pittston Company:


We consent to incorporation by reference in the registration statement (No. 33-53565) on Form S-8 of The Pittston Company of our report dated March 4, 2000, relating to the statements of financial condition of the 1994 Employee Stock Purchase Plan of The Pittston Company as of December 31, 1999 and 1998, and the related statements of income and changes in plan equity for each of the years in the three-year period ended December 31, 1999, which report appears in the 1999 Annual Report on Form 11-K of the 1994 Employee Stock Purchase Plan of The Pittston Company.





KPMG LLP
Richmond, Virginia

March 20, 2000